As filed with the Securities and Exchange Commission on April 1, 2008

Registration No. 333-118918

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1
TO

FORM S-3

REGISTRATION STATEMENT UNDER

THE SECURITIES ACT OF 1933

AMERICAN FINANCIAL REALTY TRUST

(Exact name of Registrant as specified in its governing instruments)

Maryland	c/o Gramercy Capital Corp. 420 Lexington Avenue New York, New York 10170 (212) 297-1000	02-0604479
(State or other jurisdiction of incorporation or organization)	(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)	(I.R.S. Employer Identification No.)

Marc Holliday
President and Chief Executive Officer
c/o Gramercy Capital Corp.

420 Lexington Avenue

New York, New York 10170

(212) 297-1000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With copy to:

Larry P. Medvinsky, Esq.
Clifford Chance US LLP
31 West 52nd Street
New York, New York 10019

TERMINATION OF REGISTRATION

This Post-Effective Amendment No. 1 relates to the Registration Statement on Form S-3 (File No. 333-118918) (the “Registration Statement”) of American Financial Realty Trust (“AFR”).

On April 1, 2008 (the “Effective Date”), pursuant to the terms of an Agreement and Plan of Merger, by and among Gramercy Capital Corp. (“Gramercy”), GKK Capital LP, GKK Stars Acquisition LLC, GKK Stars Acquisition Corp. (“Merger Sub”), GKK Stars Acquisition LP (“Merger Sub OP”), AFR and First States Group, L.P. (“AFR OP”), dated as of November 2, 2007, Merger Sub merged with and into AFR, with AFR becoming the surviving entity (the “Merger”).

In connection with the Merger, all of the securities registered pursuant to this Registration Statement that remain unissued are hereby removed from registration.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, and Rule 478 thereunder, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on April 1, 2008.

AMERICAN FINANCIAL REALY TRUST

By:	/s/ Andrew S. Levine
Name: Andrew S. Levine
Title: Vice President and Secretary

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Marc Holliday	Chief Executive Officer and President (Principal	April 1, 2008
Marc Holliday	Executive Officer)

/s/ Gregory F. Hughes	Chief Credit Officer and Vice President (Principal	April 1, 2008
Gregory F. Hughes	Financial and Accounting Officer)

/s/ Andrew S. Levine	Vice President, Secretary and Trustee	April 1, 2008
Andrew S. Levine

/s/ Andrew Mathias	Chief Investment Officer and Vice President	April 1, 2008
Andrew Mathias

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